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                                                                 EXHIBIT 21.1



                        SUBSIDIARIES OF THE REGISTRANT

     NAME                                      STATE OF INCORPORATION
     -------------------------------           -------------------------------
     Havertys Capital, Inc.                    Nevada

     Havertys Credit Services, Inc.            Tennessee

     Havertys Enterprises, Inc.                Nevada
